UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2019

Technical Communications Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-34816	04-2295040
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Domino Drive, Concord, MA	01742
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 287-5100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 16, 2019, Technical Communications Corporation (the “Company”) received notice from the Nasdaq Listing Qualifications department of the Nasdaq Stock Market (“Nasdaq”) that, because the Company had not yet filed its Annual Report on Form 10-K for the fiscal year ended September 29, 2018 (the “Filing”), the Company no longer complied with Nasdaq continued listing Rule 5250(c)(1), which rule requires companies with securities listed on Nasdaq to timely file all required periodic reports with the U.S. Securities and Exchange Commission. Pursuant to such notice, the Company will have 60 calendar days to submit a plan to Nasdaq to regain compliance; if the plan is accepted, Nasdaq can grant an exception of up to 180 days from the due date of the Filing, or until July 15, 2019, to regain compliance.

The Company’s failure to timely file the Filing is primarily due to certain changes to the Company’s revenue recognition which has impacted the filing of both its 2018 Form 10-K and related financial statements and the reliance on certain previously issued financial statements, as described under Item 4.02 below. The Company will complete the required filings as soon as practical after the current and former independent registered public accounting firms review and complete the audits of such financial statements. The Company is currently working with its current and former independent registered public accounting firms to complete such audits and restatements, and will provide information to Nasdaq in its plan to regain compliance as to the expected filing date of the Filing, although at this time the Company does not have an estimate as to the date such Filing will be made.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 15, 2019, the Audit Committee of the Board of Directors of the Company, based on the recommendation of management and after consultation with the Company's current and former independent registered public accounting firms, concluded that certain previously issued financial statements and the audit report of the financial statements for the year ended September 30, 2017, dated December 29, 2017, should no longer be relied upon. Specifically, the Company believes that, based on information available to date, it will restate its financial statements for the quarter ended July 1, 2017 and fiscal year ended September 30, 2017 in connection with the correction of an error related to the Company’s application of its revenue recognition policy as identified by the Company’s current auditors. The Company also intends to restate and amend its financial statements for the quarterly periods, during its 2018 fiscal year, ended December 30, 2017, March 31, 2018 and June 30, 2018 in connection with, but not limited to, the correction of an error in its application of its revenue recognition policy, as well as corrections in its inventory reserve and certain accrual calculations. In addition, financial results for the quarter and year ended September 29, 2018, as announced by the Company in its Current Report on Form 8-K as filed with the U.S. Securities and Exchange Commission on December 10, 2018, should no longer be relied upon, as the Company expects these corrections to impact results for those periods as well. The Company is currently working on these restatements and amendments for the previously mentioned financial statements. At this time, the Company does not have an estimate of when all efforts will be completed and when their Form 10-K for the fiscal year ended September 29, 2018, as well as other amended and restated reports, will be filed.

The Company believes that the restatements will have no impact on total revenue recognized or to be recognized over the term of the service contract that is currently in effect. Furthermore, the Company believes, based on information available to date, that the restatements will have no impact on the timing or magnitude of cash flows from operations.

Item 9.01	Financial Statements and Exhibits.

a.	Financial statements of businesses acquired. Not applicable.
b.	Pro forma financial information. Not applicable.
c.	Shell company transactions. Not applicable.
d.	Exhibits. Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Communications Corporation

Date: January 18, 2019	By:	/s/ Carl H. Guild, Jr.
Carl H. Guild, Jr.
President and Chief Executive Officer